                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



     There is no parent of the Company. The following is a listing of the significant subsidiaries of the Company.

                                                         Jurisdiction of
                                                           Organization
                                                         ---------------

  Armor All Products Corporation......................      Delaware
  McKesson Water Products Company.....................      California
  Millbrook Distribution Services Co. ................      Indiana
  Medis Health and Pharmaceutical Services Inc. ......      Canada


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